Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Denis Corin, the Chief Executive Officer of TapImmune Inc., and Patrick A. McGowan, the Chief Financial Officer of TapImmune Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of TapImmune Inc., for the quarterly period ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of TapImmune Inc.

Date:  August 14, 2007.
/s/ Denis Corin ________________________________
Denis Corin Chief Executive Officer
/s/ Patrick A. McGowan __________________________________
Patrick A. McGowan Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to TapImmune Inc. and will be retained by TapImmune Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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